UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2025

Dorman Products, Inc.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DORM	The Nasdaq Stock Market LLC

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2025, Dorman Products, Inc. (the "Company") appointed Gregory Bowen as its Vice President, Chief Accounting Officer and as its principal accounting officer.

Mr. Bowen, age 57, has served as the Company’s Vice President, Controller since joining in August 2020. Mr. Bowen joined the Company after serving as Senior Vice President and Chief Accounting Officer of CIRCOR International, Inc., a provider of products and services for the Industrial and Aerospace & Defense markets, since September 2019. Prior to that, Mr. Bowen served as Vice President, Corporate Controller of Dentsply Sirona Inc., a manufacturer of professional dental products and technologies, from April 2018 until January 2019, and as Assistant Corporate Controller of TE Connectivity plc, a global provider of connectivity and sensor solutions, from August 2012 until March 2018. Prior to August 2012, Mr. Bowen also held finance leadership positions with Apex Tool Group LLC, a supplier of hand tools and power tools, and Stanley Black and Decker, a supplier of tools, fasteners, and outdoor products. Mr. Bowen began his career at Ernst & Young LLP and is a Certified Public Accountant.

In connection with his appointment, Mr. Bowen (1) will receive a base salary with an annualized amount of $375,000; (2) will be eligible for an annual target cash incentive award under the Dorman Products, Inc. Amended and Restated Cash Bonus Plan in the amount of 40% of base salary; (3) will be eligible for an annual target long-term equity incentive award under the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan in the amount of 50% of base salary; and (4) will receive a one-time restricted stock unit award having a value of $100,000 and a grant date on or about June 2, 2025, vesting one-third on each of the first, second, and third anniversaries of the grant date.

There is no familial relationship between Mr. Bowen and any executive officer or director of the Company, and there are no arrangements or understandings between Mr. Bowen and any other persons pursuant to which he was appointed. There are no transactions in which the Company was or is to be a participant and in which Mr. Bowen had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Shareholders (“Annual Meeting”) of the Company was held on May 16, 2025. During the Annual Meeting, shareholders were asked to consider and vote upon three proposals: (1) to elect eight directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers; and (3) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

On the record date of March 26, 2025, there were 30,558,021 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. For each proposal, the results of the shareholder voting were as follows:

1.The following nominees were each elected to serve as director for a term of one year to expire at the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal based upon the following votes:

Nominee	Votes in Favor	Votes Against	Abstain	Broker Non-Votes
Steven L. Berman	27,615,790	741,490	19,975	847,493
Kevin M. Olsen	28,199,504	157,797	19,954	847,493
Lisa M. Bachmann	27,451,959	834,992	90,304	847,493
John J. Gavin	27,186,473	1,163,145	27,637	847,493
Richard T. Riley	27,235,307	1,114,605	27,343	847,493
Kelly A. Romano	27,451,816	833,366	92,073	847,493
G. Michael Stakias	26,744,336	1,605,555	27,364	847,493
J. Darrell Thomas	27,389,056	896,125	92,074	847,493

2.The compensation of the Company’s named executive officers, as described in the proxy statement, was approved on an advisory basis based upon the following votes:

Votes in Favor	Votes Against	Votes Abstained	Broker Non-Votes
27,363,510	981,787	31,958	847,493

3.The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified based upon the following votes:

Votes in Favor	Votes Against	Votes Abstained
27,816,621	1,399,161	8,966

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date:	May 20, 2025	By:	/s/ Joseph P. Braun
			Name:	Joseph P. Braun
			Title:	Senior Vice President, General Counsel and Secretary